Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Wayfair Jane Carpenter 617-502-7595 PR@wayfair.com
ALLIANCE DATA PARTNERS WITH WAYFAIR TO LAUNCH NEW LOYALTY-DRIVEN
CREDIT CARD PROGRAM FOR HIGH-GROWTH ONLINE HOME FURNISHINGS
AND DÉCOR RETAILER

•	New private-label card program will leverage Alliance Data's unique data assets to deliver custom analytics and insights to drive top-line sales and value
•	Alliance Data's Conversant and Epsilon businesses also providing services to Wayfair geared toward optimizing cardmember insights and engagement

DALLAS – October 1, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand, and commercial credit programs, has signed a new multi-year agreement to provide private label credit card services for Boston-based Wayfair (NYSE: W, www.wayfair.com).  One of the world's largest online destinations for home furnishings and décor, Wayfair exceeded $1 billion in annual revenue in 2014 and offers more than 7 million products through five distinct brands: Wayfair.com, AllModern, Joss & Main, Birch Lane and DwellStudio.

Alliance Data will develop a tailored card program for Wayfair, featuring one credit card that can be used for purchases at all five brands' websites. The new program will incorporate a value proposition that will motivate and reward Wayfair's loyal base of customers, which grew by more than 50 percent in 2014 over the previous year. Alliance Data will align the card program with the Wayfair customer experience and will develop a customized credit-based loyalty program to recognize and reward cardmembers, including reward dollars for purchases that can be applied to future purchases at any Wayfair brand.

Alliance Data's innovative digital acquisition tools will integrate seamlessly into the Wayfair customer experience, welcoming new customers to the program. Wayfair also will have access to Alliance Data's full suite of mobile solutions, as well as its unmatched customer insights and analytics to develop an even deeper understanding of its shoppers.

Alliance Data's Conversant and Epsilon businesses already partner extensively with Wayfair to help the online retail leader build one-to-one customer relationships through personalized permission-based communications across multiple channels, including direct mail and digital. Epsilon's comprehensive data services and strategic consulting enabled Wayfair to successfully launch Birch Lane with a strong catalog and online campaign.

Additionally, Conversant has been working with Wayfair since 2011, providing personalized messaging for Wayfair, AllModern and Joss & Main to deliver relevant messaging to customers across all their devices.

"At Wayfair, we've built our business on a foundation of selection, value and superior customer service, and our search for a credit card partner that understands and can help deliver the unmatched brand experience we've created led us to Alliance Data," said Ed Macri, senior vice president of marketing and analytics at Wayfair. "With Alliance Data's deep retail knowledge and marketing and loyalty expertise, the card program will offer a level of convenience and flexibility that will make our quality merchandise accessible to even more loyal shoppers."

"Wayfair is not only leading the category in growth, it is a stand-out in the home furnishings and décor e-commerce space when it comes to service and selection. We are pleased to partner with a like-minded brand that focuses on creating compelling customer experiences and driving long-lasting loyalty," said Melisa Miller, president of Alliance Data's card services business. "Alliance Data really is at home in this space, and we are confident Wayfair will benefit in terms of richer customer relationships and greater top-line sales from our proven track record of driving actionable insights that deliver value."

About Wayfair
Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of brands includes:
•	Wayfair.com, an online destination for all things home
•	Joss & Main, an online flash sales site offering inspiring home design daily
•	AllModern, a go-to online source for modern design
•	DwellStudio, a design house for fashion-forward modern furnishings
•	Birch Lane, a collection of classic furnishings and timeless home décor
Wayfair is headquartered in Boston, Massachusetts, with additional locations in New York, Utah, Kentucky, Ireland, U.K. and Germany.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.alliancedataretail.com or follow us on Twitter @ADRetail.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 15,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, the leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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